Exhibit 99.1

Ryerson to Host Earnings Call on Thursday, February 24th to Discuss Fourth Quarter and Full-Year 2021 Results

(Chicago – February 3, 2022) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that it will host a conference call to discuss fourth quarter and full-year 2021 financial results for the period ended December 31, 2021, on Thursday, February 24th, at 10 a.m. Eastern Time. The live online broadcast will be available on the Company’s investor relations website, ir.ryerson.com. Ryerson will report earnings after the market closes on Wednesday, February 23rd.

Ryerson Holding Corporation’s Fourth Quarter and

Full-Year 2021 Earnings Call Details:

DATE:     Thursday, February 24, 2022

TIME:     10:00 a.m. ET / 9:00 a.m. CT

DIAL-IN:                888-394-8218 (U.S. & Canada) / 646-828-8193 (International)

CONFERENCE ID:    9557062

An online replay of the call will be posted on the investor relations website, ir.ryerson.com, and remain available for 90 days.

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,000 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Media and Investor contact:

Jorge Beristain

Vice President - Finance

312.292.5040

investorinfo@ryerson.com